                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OR
                  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 March 26, 1999

    Commission File Number 1-9319             Commission File Number 1-9320

  PATRIOT AMERICAN HOSPITALITY, INC.           WYNDHAM INTERNATIONAL, INC.
--------------------------------------    --------------------------------------
     (Exact name of registrant as              (Exact name of registrant as
      specified in its charter)                 specified in its charter)


               Delaware                                  Delaware
--------------------------------------    --------------------------------------
   (State or other jurisdiction of           (State or other jurisdiction of
    incorporation or organization)            incorporation or organization)


              94-0358820                                94-2878485
--------------------------------------    --------------------------------------
 (I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

1950 Stemmons Freeway, Suite 6001         1950 Stemmons Freeway, Suite 6001
Dallas, Texas                    75207    Dallas, Texas                    75207
--------------------------------------    --------------------------------------
   (Address of principal executive           (Address of principal executive
          offices)(Zip Code)                        offices)(Zip Code)

            (214) 863-1000                            (214) 863-1000
--------------------------------------    --------------------------------------
   (Registrant's telephone number,           (Registrant's telephone number,
         including area code)                      including area code)

 --------------------------------------    -------------------------------------

                     PATRIOT AMERICAN HOSPITALITY, INC. AND
                          WYNDHAM INTERNATIONAL, INC.

ITEM 5. OTHER EVENTS

  The pro forma financial information for the year ended December 31, 1998 is being filed in accordance with Article 11 of Regulation S-X.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial Statements

  None.

  (b) Pro Forma Financial Information

  The index to the separate and combined pro forma financial information for Patriot American Hospitality, Inc. and Wyndham International, Inc. is included on page F-1 of this report.

  (c) Exhibits

  None.

                                   SIGNATURE

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused the report to be signed on their behalf by the undersigned thereunto duly authorized.

DATED: March 26, 1999

                                          PATRIOT AMERICAN HOSPITALITY, INC.

                                             /s/  Lawrence S. Jones
                                          By: _________________________________
                                                     Lawrence S. Jones
                                               Executive Vice President and
                                                         Treasurer
                                                 (Principal Financial and
                                                    Accounting Officer)

                                          WYNDHAM INTERNATIONAL, INC.

                                             /s/  Lawrence S. Jones
                                          By: _________________________________
                                                     Lawrence S. Jones
                                               Executive Vice President and
                                                         Treasurer
                                                 (Principal Financial and
                                                    Accounting Officer)

                     PATRIOT AMERICAN HOSPITALITY, INC. AND
                          WYNDHAM INTERNATIONAL, INC.

                         INDEX TO FINANCIAL INFORMATION

                                                                          Page
                                                                          ----
Patriot American Hospitality, Inc. and Wyndham International, Inc--
 Adjusted for the Investment, Restructuring, New Debt Financing and
 Interstate Spin-off:
 Pro Forma Condensed Consolidated Balance Sheet as of
  December 31, 1998 (unaudited)..........................................  F-8
 Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998 (unaudited).................................... F-11

Patriot American Hospitality Inc.:
 Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998 (unaudited).................................... F-16

Wyndham International, Inc.:
 Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998 (unaudited).................................... F-19

                    PATRIOT AMERICAN HOSPITALITY, INC. AND
                          WYNDHAM INTERNATIONAL, INC.

                INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS
                                  (unaudited)
                            (dollars in thousands)

Background

  Patriot American Hospitality, Inc. ("Old Patriot") was formed April 17, 1995 as a self-administered real estate investment trust ("REIT") for the purpose of acquiring equity interests in hotel properties. On October 2, 1995, Patriot completed an initial public offering of shares of common stock and commenced operations.

  On July 1, 1997, Old Patriot merged with and into California Jockey Club ("Cal Jockey"), with Cal Jockey being the surviving legal entity. Cal Jockey's shares of common stock are paired and trade together with the shares of common stock of Bay Meadows Operating Company. In connection with the Cal Jockey merger, Cal Jockey changed its name to "Patriot American Hospitality, Inc." ("Patriot") and Bay Meadows changed its name to "Patriot American Hospitality Operating Company". As a result of the merger with Wyndham Hotel Company in January, 1998, the operating company subsequently changed its name to "Wyndham International, Inc." ("Wyndham"). Patriot and Wyndham are now collectively referred to as the companies. Patriot and Wyndham are both Delaware corporations.

  The shares of common stock of Patriot are paired and trade together with the shares of common stock of Wyndham as a single unit pursuant to a stock pairing arrangement. The single unit comprised of one share of common stock of Patriot and one share of common stock of Wyndham is referred to as a paired share.

  Patriot and Wyndham conduct substantially all of their operations through Patriot American Hospitality Partnership, L.P. ("Patriot Partnership") and Wyndham International Operating Partnership, L.P. ("Wyndham Partnership"), respectively. Patriot Partnership and Wyndham Partnership are collectively referred to as the operating partnerships. As of December 31, 1998, Patriot owns an approximate 89% interest in the Patriot Partnership and Wyndham owns an approximate 87.8% in the Wyndham Partnership.


  At December 31, 1998, Patriot and Wyndham, through the operating partnerships and other subsidiaries, including hotels owned through unconsolidated subsidiaries, owned interests in 178 hotels with an aggregate of over 43,800 guest rooms and leased 121 hotels from third parties with over 15,800 guest rooms. In addition, Wyndham manages 161 hotels for third party owners with over 38,500 guest rooms and franchises 12 hotels with over 2,900 guest rooms.

  Patriot leases substantially all of the owned and leased hotels to Wyndham. Generally, the participating leases provide for the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

1998 Business Transactions

 Wyndham Hotel Corporation

  On January 5, 1998, Wyndham Hotel Corporation merged with and into Patriot, with Patriot being the surviving corporation. As a result, its financial position and substantially all of its operations have been recognized in the Patriot and Wyndham combined financial statements as of and for the year ended December 31, 1998.

 Recent transactions

  On January 16, 1998, a subsidiary of Wyndham merged with and into WHG Casinos & Resorts, Inc., with WHG being the surviving corporation. Additionally during 1998, Patriot acquired the minority partners' interests in WHG Casinos and Resorts, Inc.'s subsidiaries. Patriot, acquired the Buena Vista Hotel located in Orlando, Florida and the Golden Door Spa located in Escondiado, California. These transactions are collectively referred to as the Recent Transactions.

 Arcadian International Limited

  In April 1998, Patriot completed its acquisition of Arcadian International Limited (the "Arcadian acquisition"). The transaction included the exercise of all outstanding options to purchase shares, the assumption of debt and the acquisition of the remaining shares in the Malmaison Group.

 Interstate Hotels Company

  On June 2, 1998 Interstate Hotels Company merged with and into Patriot with Patriot being the surviving company ("Interstate merger").

 SF Hotel Company, L.P.

  On June 5, 1998, Patriot, through the Patriot operating partnership, acquired all of the partnership interests in SF Hotel Company, L.P. ("Summerfield acquisition").

 CHC International, Inc

  On June 30, 1998 the hospitality-related businesses of CHCI merged (the "CHCI merger") with and into Wyndham with Wyndham being the surviving company.

Financing Transactions

 Credit Facility

  In connection with the Interstate merger, the companies closed on the commitment from The Chase Manhattan Bank and Chase Securities, Inc. and PaineWebber Real Estate Securities, Inc. to increase Patriot's existing unsecured credit facilities to an aggregate of $2,700,000. The increased credit facilities include the $900,000 revolving credit facility ("Revolving Credit Facility") and a series of unsecured term loans in the aggregate amount of up to $1,800,000 (the "Term Loans"). Proceeds from the increased credit facilities were used to fund the cash portion of the Interstate merger consideration, as well as to refinance certain outstanding indebtedness of Patriot. Interest rates are based on the companies' leverage ratio and may vary from 1.5% to 2.5% over LIBOR.

  Under the original terms of the Patriot's credit facility, two of the term loans matured on January 31, 1999 ($350,000) and March 31, 1999 ($400,000),
respectively. All of the lenders under the credit facility have agreed to extend the maturity of these two terms loans to June 30, 1999, subject to Patriot and Wyndham consummating the $1 billion equity investment by that date. If the $1 billion equity investment is not consummated by June 30, 1999, or the companies' agreement with the investors otherwise terminates, the maturity on these two term loans will be extended to March 31, 2000 and Patriot will be required to secure the credit facility with mortgages and other security interests. Patriot paid fees of approximately $11,7000 to the lenders under the credit facility in connection with the agreement to extend the maturities of the term loans to June 30, 1999.

 Forward Equity Contracts Subject to Price Adjustments

  Patriot is party to transactions with three counterparties (UBS Limited and Union Bank of Switzerland London Branch (collectively, "UBS"), NationsBank Corporation ("Nations") and PaineWebber Financial Products, Inc.
("PaineWebber") involving the sale of an aggregate of 13.3 million paired shares, with related price adjustment mechanisms.

  As of December 31, 1998, Patriot has issued the paired shares and paid cash to each of the counterparties as follows (in millions):

                                                                   Settlement
                                                                ----------------
                                                       Original         Shares
                                                        Shares         Held As
                                                         Sold   Cash  Collateral
                                                       -------- ----- ----------
     UBS..............................................   3.25   $53.9     5.6
     Nations..........................................    4.9     0.2    22.6
     PaineWebber......................................   5.15     0.2    25.8
                                                         ----   -----    ----
                                                         13.3   $54.3    54.0
                                                         ====   =====    ====

  The total obligation to settle these forward equity contracts are currently estimated to be approximately $333,600 including fees and other costs.

Planned Transaction

 Investment

  On February 18, 1999, Patriot, Wyndham, Patriot Partnership, Wyndham Partnership and affiliates of each of Apollo Real Estate Management III, L.P., Apollo Management IV, L.P., Thomas H. Lee Equity Fund IV, L.P., Beacon Capital Partners, L.P. and Rosen Consulting Group, entered into a purchase agreement under which the investors will purchase $1 billion of a new series B preferred stock of Wyndham. Patriot and Wyndham currently plan to use the proceeds from the investment to settle their forward equity contracts, as described above, to repay indebtedness, and for working capital and growth purposes.

  Wyndham will pay dividends on its series B preferred stock quarterly, on a cumulative basis, at a rate of 9.75% per year. For the first six years, dividends will be payable partly in cash and partly in additional shares of preferred stock, with the cash component initially equal to 30% for the first dividend payment and declining over the period to approximately 19.8% for the final dividend payment. Each share of series B preferred stock may be converted, at the option of its holder, into that number of shares of Wyndham common stock equal to $100.00 divided by the conversion price of the series B preferred stock. Initially the conversion price will be $8.59, but is subject to adjustment under certain circumstances.

 Restructuring

  Under the terms of the purchase agreement, relating to the $1 billion equity investment, Patriot and Wyndham are required to complete a restructuring of their existing paired share REIT structure prior to the investment. Under the terms of the restructuring, the following events will occur:

    . A reverse stock split of the common stock of Wyndham and Patriot.

    . A wholly-owned subsidiary of Wyndham will merge with and into Patriot with Patriot surviving.

    . The pairing agreement between Patriot and Wyndham will terminate.

    . Patriot will terminate its status as a real estate investment trust effective January 1, 1999.

    . The non-voting stock of specified corporate subsidiaries held by the Patriot Partnership will be transferred so that it will be owned directly by Patriot and/or Wyndham, rather than through the Patriot Partnership.

    . The third party partners in both the Patriot Partnership and the Wyndham Partnership will be offered an opportunity to exchange their limited partner interests for Wyndham common stock.

    . The preferred stockholders of Wyndham will be offered an opportunity to exchange their preferred stock for Wyndham common stock.

 Reverse Stock Split

  Prior to the merger of a subsidiary of Wyndham into Patriot, both Wyndham and Patriot will implement a one-for-twenty reverse stock split of their common stock.

 Redemption Option

  For a period of 170 days following the completion of the $1 billion equity investment, Wyndham may redeem up to $300 million of the series B preferred stock at a redemption price of $102.00 per share (102% of the stated amount $100.00) plus all accrued dividends. Wyndham currently plans to fund this redemption through the issuance of $300 million of series A preferred stock to its stockholders. The series A preferred stock has the same economic terms as the series B preferred stock.

New Debt Financing

  New Credit Facility. Patriot has recently signed a commitment letter with Chase Securities Inc. and The Chase Manhattan Bank for senior credit facilities for Wyndham in the amount of $1.8 billion, comprised of a term loan facility and a revolving loan facility. Definitive agreements relating to the new credit facility are expected to be finalized at the same time that the $1 billion equity investment is consummated. The Chase Manhattan Bank will act as the administrative agent and Chase Securities Inc. will act as the lead arranger for a syndicate of lenders which will provide Wyndham with $1 billion in term loans and up to $800 million under the revolving loan facility, of which a maximum of $560 million may be drawn at the closing of the investment. The term loan facility and the revolving facility carry terms of 7 years and 5 years, respectively. Interest rates for the new credit facility are based upon LIBOR spreads varying from 1.25% to 3.00% per annum (for the revolving loan facility) and 2.75% to 3.75% per annum (for the term loan facility), based both on Wyndham's leverage ratio and on whether any increasing rate loans (described below) are outstanding. However, at Wyndham's election or under other specified circumstances, the term loans and revolving loans may instead bear interest at an alternative base rate plus the applicable spread. The alternative base rate is equal to the greater of The Chase Manhattan Bank's prime rate or federal funds rate plus 0.5%, and the alternative spread is 1.0% below the applicable LIBOR spread. Subject to limited agreed-upon exceptions, the New Credit Facility will be guaranteed by the domestic subsidiaries of Wyndham, and will be secured by pledges of equity interests held by Wyndham and its subsidiaries. The proceeds from the term loan facility will be used to finance the restructuring of Wyndham and Patriot. The proceeds from the revolving loan facility will be used for working capital and general corporate purposes.

  Increasing Rate Loans. Wyndham and Patriot have signed a commitment letter with The Chase Manhattan Bank, Chase Securities Inc., Bear, Stearns & Co. Inc., and The Bear Stearns Companies Inc. providing that The Chase Manhattan Bank, The Bear, Stearns Companies Inc. and a possible syndicate of other lenders will provide an increasing rate loan facility in the amount of up to $650 million. The IRL carries a term of 5 years. Interest rates for the IRL are based on LIBOR spreads and are initially set at 0.25% below the initial LIBOR spread on the term loan facility, but increase by 0.50% every three months, with a cap of LIBOR plus 4.75%. However, under other specified circumstances, interest accrues at an alternate rate equal to the rate borne by three-month treasury securities plus 1.0%, plus the applicable spread. The lenders under the IRL receive the benefit of the same guarantees and pledges of security provided under the New Credit Facility. The proceeds from the IRL will be used to finance the restructuring of Wyndham and Patriot.

  After the six month anniversary of the closing of the investment, lenders transferring IRLs may exchange the IRLs for exchange notes carrying identical terms to the IRLs. To the extent any IRLs or exchange notes are outstanding 180 days after the closing of the investment, Wyndham must by such date file and maintain a shelf registration statement with the Securities and Exchange Commission allowing the resale of any exchange notes outstanding thereafter. Wyndham may also offer registered substitute notes in exchange for all outstanding IRLs and exchange notes.

  Wyndham's ability to borrow under its revolving facility is subject to Wyndham's compliance with a number of customary financial and other covenants, including total leverage and interest coverage ratios, limitations on additional indebtedness, and limitations on investments and stockholder dividends.

  Wyndham and Patriot have agreed to pay to the agents and the lenders customary fees for a facility of this nature.

  For purposes of the pro forma financial statements the New Credit Facility and IRLs are collectively referred to as new debt financing.

Interstate Spin-off

 Interstate's Third-Party Hotel Management Business

  In May, 1998, Patriot along, with Interstate Hotels Company ("Interstate") entered into a settlement agreement with Marriott International, Inc. which addressed certain claims asserted by Marriott in connection with Patriot's then proposed merger with Interstate. The settlement agreement provided for the dismissal of litigation brought by Marriott, and allowed Patriot's merger with Interstate to close.

  . In addition to dismissal of the Marriott litigation, the settlement agreement provides for three principal transactions: (1) the re-branding of ten Marriott hotels under the Wyndham name, (2) Marriott's assumption of the management of ten Marriott hotels formerly managed by Interstate for the remaining term of the Marriott franchise agreement, and (3) the divesture, either through a sale or a spin-off of assets, of the third-party management business which was operated by Interstate.

  . For Patriot to sell the third-party management business which was operated by Interstate to a third party, Patriot must (1) sign a non-binding letter of intent for the sale transaction on or before March 31, 1999, (2) sign a final binding contract for the sale transaction no later than midnight on April 14, 1999, and (3) consummate the sale transaction no later than June 14, 1999. If Patriot does not complete a sale transaction, it must consummate the spin-off of the third-party management business which was operated by Interstate no later than the earliest of (1) June 14, 1999, (2) April 30, 1999 (if Patriot does not enter into a letter of intent for a sale transaction by March 31, 1999,
     (3) thirty days after the date Marriott disapproves the letter of intent for a sale transaction, (4) April 14, 1999 (if Patriot does not enter into a final binding contract for a sale transaction by the date), or
     (5) thirty days after the date of Marriott disapproves of the final binding contract for a sale transaction. The last date on which either the sale transaction or the spin-off may be complete is the "final divestiture date."

  If Patriot does not complete the spin-off or the sale transaction by the final divestiture date, Marriott will be entitled to receive 110% of the fees otherwise due under the management contracts that they assume in the settlement. Patriot will also be subject to additional penalties including Marriott's right to purchase, subject to third-party consents, the hotels to be submanaged by Marriott and six additional Marriott hotels owned by Patriot at their then appraised values.

  Moreover, subject to any defenses Patriot may have, Patriot would owe Marriott liquidated damages with respect to the hotels converted to the Wyndham brand, those to be submanaged by Marriott, and the six additional Marriott hotels Marriott would have the option to purchase. Patriot also anticipates that Marriott would require third-party owners of Marriott-branded hotels that we manages to replace Patriot as manager of their hotels. As a result, each respective hotel would either: (1) lose the Marriott brand, at which time Patriot would have to compensate Marriott for any lost franchise fees or (2) terminate the management contract with Wyndham and enter into a contract with another manager. Patriot would owe liquidated damages on any third-party Marriott-franchised hotel which chooses to convert its brand.

Summary

  The following unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the $1 billion equity investment, the restructuring of Wyndham and Patriot, the new debt financing and the Interstate spin-off prior to the final divestiture date had occurred on December 31, 1998.

  Additionally, the Pro Forma Condensed Consolidated Statements of Operations of the companies for the year ended December 31, 1998 assumes these transactions as described above and the effects of the business transactions completed in 1998 as detailed on pages F-11 through F-15 had occurred on January 1, 1998.

  The following unaudited Pro Forma Condensed Consolidated Statements of Operations was derived from the Combined Statements of Operations of Patriot and Wyndham (together with their respective subsidiaries) filed with the Companies' Annual Report on Form 10-K for the year ended December 31, 1998. The unaudited Pro Forma Condensed Consolidated Statement of Operations was also derived in part from Interstate Hotels Management, Inc.'s unaudited Pro Forma Combined Statements of Operations and Owners' Equity filed on Form 8K, dated March 26, 1999. In management's opinion all the material adjustments necessary to reflect the effects of the planned transaction have been made.

  The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transaction had been completed as of December 31, 1998, nor does it purport to present the future financial position of Wyndham and Patriot.

  Additionally, the following unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations of Wyndham and of Patriot would have been assuming such transactions had been completed at the beginning of the period presented, nor do they purport to present the results of operations for future periods.

                       PATRIOT AMERICAN HOSPITALITY, INC.
                                      and
                          WYNDHAM INTERNATIONAL, INC.

                 Pro Forma Condensed Consolidated Balance Sheet
                            As of December 31, 1998
                                  (unaudited)

                                       Interstate
                           Historical    Spin-            Equity        Pro Forma
                          12/31/98 (A)  off (B)       Investment (H)     12/31/98
                          ------------ ----------     --------------    ----------
                                (in thousands, except share amounts)
         ASSETS
Current assets:
 Cash and cash
  equivalents...........   $  123,085  $ (27,628)(C)   $       --       $   95,457
 Restricted Cash........       35,869     (4,810)              --           31,059
 Accounts and lease
  revenue receivable,
  net...................      194,583    (16,816)              --          177,767
 Inventories............       23,583        --                --           23,583
 Prepaid expense and
  other assets..........       78,344     (3,863)              --           74,481
                           ----------  ---------       -----------      ----------
   Total current
    assets..............      455,464    (53,117)              --          402,347
Investment in real
 estate and related
 improvements and land
 held for development,
 net of accumulated
 depreciation...........    5,585,616     (4,076)              --        5,581,540
Investment in
 unconsolidated
 subsidiaries...........      146,912     45,725 (D)           --          192,637
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries...........       78,403        --                --           78,403
Other mortgage notes and
 other receivables......       41,334     (6,184)              --           35,150
Management contracts,
 net of accumulated
 amortization...........      194,014    (65,370)              --          128,644
Leaseholds, net of
 accumulated
 amortization...........      179,922    (35,151)              --          144,771
Trade names and
 franchise costs, net of
 accumulated
 amortization...........      125,974        --                --          125,974
Goodwill and
 intangibles, net of
 accumulated
 amortization...........      553,889        --            (84,190)(G)     469,699
Deferred expenses, net
 of accumulated
 amortization...........       37,998        --             54,589 (H)      92,587
Deferred acquisition
 costs..................       16,144        --                --           16,144
                           ----------  ---------       -----------      ----------
   Total assets.........   $7,415,670  $(118,173)      $   (29,601)     $7,267,896
                           ==========  =========       ===========      ==========
     LIABILITIES &
  SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable and
  accrued expenses......   $  313,831  $ (31,156)(E)   $       --       $  282,675
 Deposits...............       26,392       (394)              --           25,998
 Current portion of
  borrowings under line
  of credit facility,
  term loans, mortgage
  notes and capital
  leases................    1,274,918        --         (1,097,255)(I)     177,663
                           ----------  ---------       -----------      ----------
   Total current
    liabilities.........    1,615,141    (31,550)       (1,097,255)        486,336
Borrowings under line of
 credit facility, term
 loans, mortgage notes
 and capital leases.....    2,582,603        --            604,906 (I)   3,187,509
Due to unconsolidated
 subsidiaries...........        7,919        --                --            7,919
Deferred income taxes...      123,463    (11,053)          701,537 (J)     813,947
Minority interest in the
 Operating
 partnerships...........      253,970        --                --          253,970
Minority interest in
 consolidated
 subsidiaries...........      229,537     (2,350)              --          227,187
Stockholders' equity:
  Preferred Stock.......           90        --              1,074 (K)       1,164
  Excess stock..........          --         --                --              --
  Common Stock..........        4,270        --             (4,194)(K)          76
Additional Paid in
 Capital................    3,024,540        --            912,160 (K)   3,936,700
Treasury Stock..........          --         --           (341,091)(L)    (341,091)
Receivable from
 shareholders and
 affiliates.............      (16,364)       --                --          (16,364)
Unearned stock
 compensation, net of
 accumulated
 amortization...........       (5,494)       --                --           (5,494)
Unrealized loss on
 securities available
 for sale...............       (1,245)       --                --           (1,245)
Unrealized foreign
 exchange gain..........        2,749        --                --            2,749
 Distribution of
  Interstate Management
  at book value.........          --     (68,220)(F)           --          (68,220)
 Distributions in
  excess of retained
  earnings..............     (405,509)    (5,000)(E)      (806,738)(M)  (1,217,247)
                           ----------  ---------       -----------      ----------
   Total shareholders'
    equity..............    2,603,037    (73,220)         (238,789)      2,291,028
                           ----------  ---------       -----------      ----------
   Total liabilities and
    shareholders'
    equity..............   $7,415,670  $(118,173)      $   (29,601)     $7,267,896
                           ==========  =========       ===========      ==========

Notes to Pro Forma Condensed Consolidated Balance Sheet;

(A) Represents the combined balance sheet of Patriot and Wyndham as presented in the Companies' Annual Report on Form 10-K as of December 31, 1998.
(B) Represents the pro forma adjustments to reflect the estimated effects of the Spin-off to the Companies' financial position as of December 31, 1998. The Spin-off includes the transfer of the third-party hotel management business of Interstate, an ownership interest in the Charles Hotel Complex and the long-term leasehold interests in 89 hotels (the "Leased Hotels') and certain assets and liabilities of Patriot and Wyndham. After the Spin-off, Wyndham will own an approximate 55% non-controlling interest in Interstate Hotels LLC, a subsidiary of Interstate Management, which is reflected in equity in earnings of unconsolidated subsidiaries.
(C) Represents the following pro forma adjustments;

      Historical cash of Interstate Management as of December 31,
       1998......................................................... $  1,652
      Repayment of amounts due to Wyndham...........................  (18,597)
      Additional working capital contribution to Interstate
       Management by the Companies at date of Spin-off..............   44,573
                                                                     --------
                                                                     $ 27,628
                                                                     ========

(D) Represents the pro forma adjustments to reduce investments in unconsolidated subsidiaries for the transfer of the investment in the Charles Hotel Complex to Interstate Management in connection with the Spin-off of $22,150 and the recognition of Wyndham's 55% non-controlling interest in the Interstate Management of $67,875, based on 55% of the historical recorded carrying amount.
(E) Represents a reduction of the pro forma accounts payable and accrued expenses of Interstate Management of $36,156 and an increase for the estimated accrued tax liability as a result of the anticipated Spin-off of approximately $5,000. The accrued tax liability is calculated using an effective tax rate of 40% times the excess of the fair market value of the assets being transferred over their book value for federal income tax purposes.
(F) Represents the pro forma adjustment to reflect the distribution of Interstate Management at book value to the shareholders.
(G) Represents the write-off of net book value of the intangible asset related to the structure recorded, as a result of the Cal Jockey merger. In connection with the change in tax legislation, the paired share REIT structures have been limited in their ability to expand their business through the limitation, set by Congress regarding business transactions between the REIT and its related operating company. As a result of this legislation, Patriot and Wyndham have revised their on going business strategy. Pursuant to the restructuring, Patriot and Wyndham will terminate their pairing agreement and no longer maintain the paired share REIT structure. Wyndham has recognized the write-off of this intangible as an adjustment to retained earnings in the pro forma condensed consolidated balance sheet.
(H) Represents the pro forma adjustment for the write-off of net deferred financing costs associated with the existing $2.7 billion credit facility of $14,536 plus the addition of an approximate $69,125 of deferred financing costs to be incurred in connection with the new debt financing. The deferred loan costs have been reflected as a pro forma adjustment to retained earnings in the pro forma condensed consolidated balance sheet.
(I) Represents the pro forma adjustments to the current portion and long term portion of debt obligations as a result of the investment, the restructuring and new debt financing. See Note L on page F-13 for details.
(J) The restructuring will be reflected for as a reorganization of two companies under common control and will be accounted for in a manner similar to that used in pooling of interest accounting. There will be no revaluation of the assets and liabilities of the combining companies. Wyndham will take a one-time charge of approximately $701,537 related to a deferred tax liability that will result from the change in tax status from a REIT to a C Corporation, as required by SFAS No. 109. After the restructuring, Wyndham's financial statements will be presented on a consolidated basis representing the operations of the corporation (Wyndham) and its subsidiaries, including Patriot.

(K) Represents the adjustments to shareholders' equity as follows:

      Adjustment to par value of preferred stock:
      Par value of series B preferred (based on 116,414,000
       preferred
       shares issued at a par value of $0.01 per share)............ $    1,164
      Historical par value of preferred stock to be converted or retired
       as a result of the Investment and Restructuring.............        (90)
                                                                    ----------
                                                                    $    1,074
                                                                    ==========
      Adjustment to par value of common stock:
      Par value of common stock after reverse stock split and
       preferred
       shares converted pursuant to the restructuring (based on
       151,368,000
       shares at a par value of $0.0005 per share)................. $       76
      Historical par value of common stock.........................     (4,270)
                                                                    ----------
                                                                    $   (4,194)
                                                                    ==========
      Adjustment to additional paid in capital:
      Investment................................................... $1,000,000
      Historical par value of preferred stock......................         90
      Historical par value of common stock.........................      4,270
      Par value adjustment for series B preferred                       (1,164)
      Par value adjustment for reverse stock split.................        (76)
      Cost of the Investment (including advisory fees, legal and accounting
       and costs of the transaction)...............................    (90,960)
                                                                    ----------
                                                                    $  912,160
                                                                    ==========

  The total number of series B preferred shares issued is based on a conversion price of $8.59 per share.

  The amount by which the conversion price can be adjusted relating to indemnification for breaches by Wyndham and Patriot of general representations and warranties and for special costs related to the consummation of the restructuring of Wyndham and Patriot and related to shareholder litigation is subject to a maximum amount of approximately $2.27 per share. In order for the total conversion price adjustments relating to the indemnification to equal $2.27, Wyndham and Patriot would generally have to incur approximately $380,000 in losses, pursuant to the purchase agreement. There is no maximum amount on conversion price adjustments relating to breaches of covenants. Neither is there a maximum amount on the separate indemnity relating to sales by the counterparties to the companies' forward equity contracts of paired shares of Wyndham and Patriot common stock issued as collateral under the forward equity contracts.

  If the conversion price was adjusted by the maximum amount to $6.32, an additional 41,808,000 shares of common stock would be issuable upon conversion of the series B preferred stock. See Note (P) page F-14 for discussion of earnings per share.

(L) Represents the recognition of treasury stock as a result of the cash settlement of the forward equity contracts for the return of approximately
    13.3 million shares, shares held as collateral for the obligations and the retirement of Patriot B preferred stock returned for cash of $25.00 per share or approximately $13,966. The treasury stock will be recorded at cost and as a reduction of stockholders' equity.
(M) Pro forma adjustments to retained earnings are as follows:

      Write-off of intangibles related to structure.................  $  84,190
      Write-off of deferred financing costs.........................     14,536
      Estimated deferred tax liability..............................    701,537
      Transaction costs to settle forward equity contracts..........      6,475
                                                                      ---------
                                                                      $ 806,738
                                                                      =========

                     Patriot American Hospitality, Inc. and
                           Wyndham International Inc.

           Pro Forma Condensed Consolidated Statements of Operations
                      for the year ended December 31, 1998
                                  (unaudited)

                                                                        Total                                      Wyndham
                                                                     Adjustments     Interstate                    Adjusted
                            Patriot      Wyndham    Elimination       For 1998        Spin-off        Equity      Pro Forma
                          Pro Forma(A) Pro Forma(B)   Entries      Transactions(G) Transaction(H)   Investment      Total
                          ------------ ------------ -----------    --------------- --------------   ----------    ----------
Revenue:
 Hotel revenue..........         --     $2,347,876         --        $2,347,876      $(193,922)      $    --      $2,154,954
 Participating lease
 revenue................    $704,937           --    $(667,242)(C)       37,695            --             --          37,695
 Racecourse facility
 and land lease
 revenue................         --         51,259         --            51,259            --             --          51,259
 Management fee and
 service fee income.....         --        108,427        (916)(D)      107,511        (64,442)(I)        --          43,069
 Interest and other
 income.................      17,853        24,116     (21,620)(E)       20,349           (594)           --          19,755
                            --------    ----------   ---------       ----------      ---------       --------     ----------
   Total revenue........     722,790     2,531,678    (689,778)       2,564,690       (258,958)           --       2,305,732
Expenses:
 Hotel expenses.........     127,253     1,594,276         --         1,721,529       (186,304)           --       1,535,225
 Racecourse facility
 operations.............         --         43,198         --            43,198            --             --          43,198
 General and
 administrative.........      31,157       109,970         --           141,127        (33,358)         7,550 (K)    115,319
 Interest expense.......     319,520        39,240     (21,620)(E)      337,140            --         (36,730)(L)    300,410
 Cost of acquiring
 leaseholds and license
 agreements.............      11,686        52,721         --            64,407            --             --          64,407
 Treasury lock
 settlement.............      49,334           --          --            49,334            --             --          49,334
 Loss on sale of
 assets.................       9,453           --          --             9,453            --             --           9,453
 Impairment loss on
 assets held for sale...      27,897        23,184         --            51,081            --             --          51,081
 Depreciation and
 amortization...........     195,678        84,842         --           280,520        (18,184)        (2,193)(M)    260,143
 Lease payments.........         --        667,242    (667,242)(C)          --             --             --             --
                            --------    ----------   ---------       ----------      ---------       --------     ----------
                             771,978     2,614,673    (688,862)       2,697,789       (237,846)       (31,373)     2,428,570
                            --------    ----------   ---------       ----------      ---------       --------     ----------
Operating loss..........     (49,188)      (82,995)       (916)        (133,099)       (21,112)        31,373       (122,838)
 Equity in earnings of
 unconsolidated
 subsidiaries...........      45,495         1,457     (36,502)(F)       10,450          2,714 (J)        --          13,164
                            --------    ----------   ---------       ----------      ---------       --------     ----------
Loss before income tax
provision, and minority
interests...............      (3,693)      (81,538)    (37,418)        (122,649)       (18,398)       (31,373)      (109,674)
 Income tax provision...      (2,777)      (23,007)        --           (25,784)         9,964         22,261 (N)      6,441
                            --------    ----------   ---------       ----------      ---------       --------     ----------
Loss before minority
interests...............      (6,470)     (104,545)    (37,418)        (148,433)        (8,434)        53,634       (103,233)
 Minority interest in
 the operating
 partnership............         352        12,523         --            12,875            --             --  (O)     12,875
 Minority interest in
 consolidated
 subsidiaries...........      (8,057)      (40,834)     36,502 (F)      (12,389)          (233)           --         (12,622)
                            --------    ----------   ---------       ----------      ---------       --------     ----------
                            --------    ----------   ---------       ----------      ---------       --------     ----------
Net loss................    $(14,175)   $ (132,856)  $    (916)      $ (147,947)     $  (8,667)      $ 53,634     $ (102,980)
                            ========    ==========   =========       ==========      =========       ========     ==========
Basic loss per common
share(P)................    $  (0.27)   $    (0.90)        --             (1.17)           --             --           (1.33)
                            ========    ==========                   ==========                                   ==========
Dilutive loss per common
share(P)................    $  (1.37)   $    (0.90)        --             (2.28)           --             --           (1.33)
                            ========    ==========                   ==========                                   ==========

                          See notes on following page.

Notes to Pro Forma Condensed Consolidated Statement of Operations;

(A) Represents the Pro Forma Condensed Consolidated Statements of Operations for Patriot for the year ended December 31, 1998. See page F-16.
(B) Represents the Pro Forma Condensed Consolidated Statements of Wyndham for the year ended December 31, 1998. See page F-19.
(C) Represents elimination of lease revenue and expense related to the hotels and the Racecourse facility leased by Patriot to Wyndham.
(D) Represents elimination of design and construction fees related to the hotels leased by Patriot to Wyndham.
(E) In connection with the mergers and other transactions, Patriot (including the Patriot Partnership) subscribed for shares of Wyndham common stock or units of limited partnership interest in the Wyndham Partnership and Wyndham subscribed for shares of Patriot common stock in order to effect the exchange of paired shares or pairs of units of limited partnership interest in the operating partnerships in consummation of the transactions. These subscriptions for shares of common stock and units of limited partnership interest were funded through the issuance of promissory notes referred to as "subscription notes" payable to Wyndham or Patriot, as the case may be. The subscription notes accrue interest at rates ranging from LIBOR plus 1% to a fixed rate of 8.7% per annum and mature on various dates through January 2001. The pro forma elimination entry relating to interest income and expense consists of:

      Interest income and expense related to the Subscription Notes..  $ 18,293
      Interest income and expense related to the participating note
       held by Wyndham related to the Buena Vista Palace Hotel.......     1,852
      Interest income and expense related to a note receivable issued to
       Old Patriot in connection with the sale of certain assets to
       PAH RSI, L.L.C., which assets were acquired by Wyndham........     1,186
      Other intercompany income and expense items....................       289
                                                                       --------
                                                                       $ 21,620
                                                                       ========

(F) Represents elimination of Patriot's equity in the earnings of certain non-controlled subsidiaries that were formed in connection with various mergers and acquisitions in 1998. The entities are controlled by Wyndham, and as a result, the operating results of these entities have been combined with those of Wyndham for pro forma financial reporting purposes.

(G) Represents the pro forma results of operations for Patriot and Wyndham combined for the year ended December 31, adjusted for the 1998 Transaction, as if they had be consummated on January 1, 1998. See pages F-1 and F-2.
(H) Represents the pro forma adjustments based on the Pro Forma Combined Statement of Operations of Interstate Management for the year ended December 31,1998 pursuant to the Spin-off.
(I) Represents the following pro forma adjustments related to the Spin-off:


      Interstate Management historical management fees................ $ 40,781
      Interstate Management historical other income...................   20,454
      Management and other fees from seven of the Companies'
       hotels to be managed by Interstate Management..................    3,207
                                                                       --------
                                                                       $ 64,442
                                                                       ========

(J) Represents the pro forma adjustment to historical operations to reflect the reduction of equity in earnings of unconsolidated subsidiaries for the transfer of the Charles Hotel Complex in the Spin-off. Currently the Companies own an approximate 49% non-controlling interest in this complex. Consequently, the results of operations for the complex are not consolidated but are reflected through equity in earnings of unconsolidated subsidiaries. The adjustment to reduce equity in earnings of unconsolidated subsidiaries is $2,151. Additionally, as a result of the Spin-off, Wyndham will own a non-controlling interest of approximately 55% of Interstate Hotels LLC, a subsidiary of Interstate Management, the newly formed entity. Wyndham will account for their ownership as a equity investment and record their share of estimated earnings of Interstate Hotels, LLC as equity in earning in unconsolidated subsidiaries. The pro forma adjustment for the estimated earnings for the year ended December 31, 1998 is $4,865.

Notes to Pro Forma Condensed Consolidated Statement of Operations;

(K) Represents the pro forma adjustment for incremental administrative fees of approximately $1,075 in fees related to the new credit facilities and approximately $6,475 in fees related to settlement of the forward equity contracts.
(L) Represents the pro forma adjustment to debt and interest expense as a result of the investment and new credit facilities as follows:

                                                          Balance    Interest
                                                        -----------  ---------
Pro forma adjustments to debt as a result of New Debt
 Financing:
  New revolving loan facility bearing interest at a
   rate of 8.00% per annum (LIBOR plus 2.75%).......... $   560,000  $  45,422
  New term loan facility bearing interest at a rate of
   8.75% per annum (LIBOR plus 3.00%)..................   1,000,000     88,715
  Increasing rate loans bearing interest at a rate of
   .25% below the initial new term loan facility
   increasing .50% every three months..................     650,000     60,960
  Other mortgage financing bearing interest at a rate
   of 8.75% per annum..................................     319,993     28,388
  Additional deferred loan costs of approximately
   $69,125 amortized over periods of 5 to 7 years......         --      11,382
                                                        -----------  ---------
                                                          2,529,993    234,867
Reduction of debt for the assumed repayment of the
 following long-term obligations:
  Existing credit facility.............................    (875,587)   (72,968)
  Tranche III and B term loans.........................  (1,049,500)   (97,160)
  Amortization of deferred loan costs related to the
   existing credit facility for the year ended December
   31, 1998............................................         --     (31,661)
                                                        -----------  ---------
                                                         (1,925,087)  (201,789)
                                                        -----------  ---------
    Pro Forma adjustment to long-term debt
     obligations....................................... $   604,906
                                                        ===========
Current portion of long term debt to be repaid:
  Tranche I and II term loans..........................    (750,000)   (46,386)
  Promissory note payable to Chase Securities, Inc. ...     (49,255)      (606)
  Unsecured note payable to PaineWebber Real Estate,
   Inc. ...............................................    (160,000)   (12,113)
  Mortgage note payable to PaineWebber Real Estate,
   Inc. ...............................................    (103,000)    (8,044)
  Mortgage note payable to PaineWebber Real Estate,
   Inc. ...............................................     (35,000)    (2,659)
                                                        -----------  ---------
    Pro Forma adjustment to current portion of debt
     obligations....................................... $(1,097,255) $ (69,808)
                                                        ===========  =========
Pro Forma adjustments to interest expense:
  Pro forma adjustments to interest as a result of new
   debt financing......................................              $ 234,867
  Reduction of interest expense for the assumed
   repayment of
   long-term debt obligations..........................               (201,789)
  Interest expense related to current portion of debt
   obligations to be repaid............................                (69,808)
                                                                     ---------
    Pro Forma adjustment to interest expense...........              $ (36,730)
                                                                     =========

(M) Represents the adjustment to reduce depreciation and amortization for the goodwill to be written off in connection with the restructuring.
(N) Represents the tax benefit to Wyndham as a result of the restructuring of Wyndham and Patriot. The restructuring of Wyndham and Patriot results in Wyndham, Patriot and certain corporate subsidiaries of Patriot reporting and filing on a consolidated basis for federal income tax purposes. The tax benefit is derived from the reversal of certain timing differences between financial and income tax reporting methods and does not represent the amount of cash taxes for which Wyndham would be liable.
(O) In connection with the $1 billion equity investment and restructuring of Wyndham and Patriot, the third party partners in both the Patriot Partnership and the Wyndham Partnership will be offered the opportunity to exchange their limited partner interests for Wyndham common stock. At this time, it is uncertain as to the number of third party partners who may elect to exchange their limited partnership interests for Wyndham common stock therefore no adjustment has been made. The impact to the results of operations if all partners were to elect to exchange their interests would be to reduce minority interest in the operating partnerships by $12,875 and to increase the Companies' net loss from ($102,980) to ($115,855) on a pro forma basis. Assuming all third party limited partners received one share of Wyndham common stock for each unit of limited partnership interest, a total of 15,230,000 additional common shares would be issued.

   As a result of the pro forma net loss position for the twelve months ended December 31, 1998, basic and dilutive weighted average shares outstanding will be identical. The impact to basic and dilutive loss per share would be to reduce both from a loss of $1.33 per share to $1.21 per common share.

(P) As a result of the $1 billion equity investment and the restructuring of Patriot and Wyndham, Wyndham will issue 116,414,000 shares of series B preferred stock to the investors at $8.59 per share for a total investment of $1 billion. Proceeds from the investment will be used to repay the obligations in connection with the forward equity contracts of approximately $333,600. Based upon the number of paired shares issued to date, a total of 54,035,000 shares of common stock will be retired to treasury stock in connection with the repayment of the forward equity transactions. Additionally, the holders of Wyndham Series A and B Preferred Stock will be offered the opportunity to exchange their securities for Wyndham common stock. For purposes of the calculation, Wyndham Series A and B Preferred Stock will be assumed to be converted to Wyndham common stock. Holders of Patriot preferred stock will have the right to receive $25.00 for each of their paired shares. For purposes of the pro forma statement, the Patriot B preferred holders are assumed to receive total cash of approximately $13,966 (based on 559,000 shares at $25.00 per share). As a result, the total number of common shares outstanding on a pro forma basis would be 152,009,000. Pro forma basic and dilutive earnings per share are as follows:

                                                        Pro Forma   Pro Forma
                                                          Basic      Dilutive
                                                        ----------  ----------
      Earnings per common share:
      Net loss attributable to common shareholders..... $ (102,980) $ (102,980)
      Investor Preferred Dividends.....................   (100,036)   (100,036)
                                                        ----------  ----------
      Net loss available to common shareholders........   (203,016)   (203,016)
                                                        ==========  ==========
      Weighted average shares..........................    152,009     152,009
                                                        ==========  ==========
      Net loss per common share........................ $    (1.33) $    (1.33)
                                                        ==========  ==========

  For the pro forma calculation, the dilutive effect of the series B preferred shares of 124,654,000, unvested stock grants of 880,000 and the option to purchase 733,000 common shares were excluded from the computation of dilutive earnings per share for the year ended December 31, 1998 because they are anti-dilutive.

   The combined Companies are in a loss position for the twelve months ended December 31, 1998. Basic and dilutive earnings on a pro forma basis areas before the effects of the investment and restructuring follows:

                                                           Basic     Diluted
                                                         ---------  ---------
      Combined net loss................................. $(147,947) $(147,947)
      Preferred stock dividends.........................    (7,956)    (7,956)
      Adjustment for equity forwards (1)................   (21,151)  (188,592)
                                                         ---------  ---------
       Net loss to common shareholders.................. $(177,054) $(344,495)
                                                         =========  =========
      Weighted average number of paired shares and
       paired share equivalents outstanding:
        Basic...........................................   151,313    151,313
                                                         =========  =========
        Diluted.........................................   151,313    151,313
                                                         =========  =========

--------
(1) The adjustment relates to the mark-to-market adjustment for the UBS and Nations forward equity contracts which can be settled in cash or stock, at the Companies' option. At December 31, 1998, the PaineWebber Transaction can be settled only in stock, only the guaranteed return portion as adjusted in the earnings per share calculations. There is no mark-to-market adjustment for the PaineWebber transaction which is accounted for by the Reverse Treasury Method.

                       PATRIOT AMERICAN HOSPITALITY, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1998
                                  (unaudited)
                  (in thousands, except for per share amounts)

                                                                                                            Pro
                           Patriot      Recent      Arcadian     Summerfield    Interstate                 Forma
                          Historical Transactions  Acquisition   Acquisition      Merger                   Total
                             (A)          (B)          (C)           (D)            (E)        Other         (U)
                          ---------- ------------  -----------   -----------    ----------    -------     --------
Revenue:
  Lease revenue.........   $578,029     $1,335 (F)   $ 3,803 (F)  $ 23,194 (F)   $98,576 (F)  $   --      $704,937
  Interest and other
   income...............     17,381        472           --            --            --           --        17,853
                           --------     ------       -------      --------       -------      -------     --------
   Total revenue........    595,410      1,807         3,803        23,194        98,576          --       722,790
                           --------     ------       -------      --------       -------      -------     --------
Expenses:
  Hotel expenses........    100,324        362 (G)       468        17,174 (G)     8,925 (G)      --       127,253
  General and
   administrative.......     29,784        --            --            --          1,373          --        31,157
  Interest expense......    245,205        601 (H)     6,708 (H)     7,488 (H)    59,518 (H)      --       319,520
  Cost of acquiring
   leaseholds and
   license agreements...     11,686        --            --            --            --           --        11,686
  Treasury lock
   settlement...........     49,334        --            --            --            --           --        49,334
  Loss on sale of
   assets...............      9,453        --            --            --            --           --         9,453
  Impairment loss on
   assets held for
   sale.................     27,897        --            --            --            --                     27,897
  Depreciation and
   amortization.........    161,857        877 (I)     2,120 (I)     3,769 (I)    27,055 (I)      --       195,678
                           --------     ------       -------      --------       -------      -------     --------
   Total expenses.......    635,540      1,840         9,296        28,431        96,871                   771,978
                           --------     ------       -------      --------       -------      -------     --------
Operating (loss)
 income.................    (40,130)       (33)       (5,493)       (5,237)        1,705          --       (49,188)
  Equity in earnings
   (loss) of
   unconsolidated
   subsidiaries.........     36,726      7,805 (J)      (128)(K)    (6,293)(L)     7,385 (M)                45,495
                           --------     ------       -------      --------       -------      -------     --------
Loss (income) before
 income tax provision,
 minority interests and
 extraordinary item.....     (3,404)     7,772        (5,621)      (11,530)        9,090                    (3,693)
  Income tax provision..     (2,742)       (35)(N)       --            --            --                     (2,777)
                           --------     ------       -------      --------       -------      -------     --------
Loss (income) before
 minority interest and
 extraordinary item.....     (6,146)     7,737        (5,621)      (11,530)        9,090          --        (6,470)
  Minority interest in
   operating
   partnership..........        (98)      (931)(O)       --          1,381 (O)       --           --           352
  Minority interest in
   consolidated
   subsidiaries.........     (8,084)        27 (P)       --            --            --           --        (8,057)
                           --------     ------       -------      --------       -------      -------     --------
Loss (income) before
 extraordinary item.....    (14,328)     6,833        (5,621)      (10,149)        9,090          --       (14,175)
  Extraordinary loss
   from early
   extinguishment of
   debt.................    (30,560)       --            --            --            --        30,560 (H)      --
                           --------     ------       -------      --------       -------      -------     --------
Net (loss) income.......   $(44,888)    $6,833       $(5,621)     $(10,149)      $ 9,090      $30,560     $(14,175)
                           ========     ======       =======      ========       =======      =======     ========
Basic loss per common
 share (Q):
  Loss before
   extraordinary item...   $  (0.30)                                                                         (0.27)
  Extraordinary loss ...   $  (0.22)                                                                           --
                           --------                                                                       --------
  Net loss per common
   share................   $  (0.52)                                                                      $  (0.27)
                           ========                                                                       ========
Diluted loss per common
 share (Q):
  Loss before
   extraordinary item...   $  (1.51)                                                                      $  (1.37)
  Extraordinary loss ...      (0.22)                                                                           --
                           --------                                                                       --------
  Net loss per common
   share................   $  (1.73)                                                                      $  (1.37)
                           ========                                                                       ========

                          See notes on following page.

Notes to Condensed Consolidated Pro Forma Statement of Operations:

(A) Represents Patriot's historical results of operations for the twelve months ended December 31, 1998 as reported in the Companies' Annual Report on Form 10K.
(B) Represents adjustments to Patriot's results of operations assuming recent transactions, including the acquisition of the Buena Vista Hotel, the merger with WHG and related acquisition of minority interests and the Golden Door Spa completed by Patriot during the twelve months ended December 31, 1998 had been consummated on January 1, 1998.
(C) Represents adjustments to Patriot's results of operations assuming the Arcadian Acquisition had been consummated as of January 1, 1998.
(D) Represents adjustments to Patriot's results of operations assuming the Summerfield Acquisition had been consummated as of January 1, 1998.
(E) Represents adjustments to Patriot's results of operations assuming the Interstate Merger and the related financing transactions had been consummated as of January 1, 1998.
(F) Represents adjustments to lease revenue assuming the hotels and leasehold interests currently owned by Patriot and its subsidiaries had been leased to the Lessees or Wyndham as of January 1, 1998.
(G) Represents pro forma ground lease payments to be made with respect to certain of the hotels, and hotel lease expense related to the hotels leased by Patriot from third-party owners, which Patriot sub-leases to Wyndham.
(H) Interest expense consists of the following components:

                                  Recent     Arcadian   Summerfield Interstate
                               Transactions Acquisition Acquisition   Merger
                               ------------ ----------- ----------- ----------
   Related to acquisition of
    hotels and hotel
    management businesses....      $601       $6,308      $7,256     $51,573
   Related to subscription
    notes payable to
    Wyndham..................       --           --          232       1,254
   Related to amortization of
    deferred loan costs......       --           400         --        6,691
                                   ----       ------      ------     -------
                                   $601       $6,708      $7,488     $59,518
                                   ====       ======      ======     =======

  The Pro Forma amounts presented assume an average interest rate of 7.39% per annum (assuming LIBOR plus 2.25%) on the amounts outstanding on the Revolving Credit Facility. Amortization of deferred loan costs is computed using the straight-line method (which approximates the interest method) over the term of the related loans. As a result of the closing of the repayment of debt assumed in connection with the Wyndham Merger, deferred loan costs related to the debt repaid were written off. In addition, Patriot incurred certain prepayment penalties related to the early repayment of certain debt. These amounts, net of the minority interest share, were reported as an extraordinary item in Patriot's historical results of operations and has been eliminated for pro forma presentation purposes. In addition, as a result of the increase in Patriot's existing credit facilities, additional deferred loan costs totaling approximately $27,405 have been included in the borrowings under the credit facility and mortgage notes in the pro forma financial statements.
(I) Represents adjustments to depreciation and amortization in accordance with Patriot policy.
  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 30 to 40 years for the hotel buildings and improvements, 7 years for the Racecourse facility and 3 to 10 years for furniture, fixtures and equipment ("FF&E"). These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill related to mergers and other acquisitions of businesses is computed using the straight-line method over estimated useful lives ranging from 5 to 40 years.
(J) Represents Patriot's pro forma equity in earnings of the non-controlled subsidiaries that own the Wyndham trade names and franchise related assets, the management and franchising contracts and the hotel management company and which are controlled by Wyndham. In addition, represents equity in losses of the partnerships that own the El San Juan Hotel & Casino and the El Conquistador and the WHG management company. These entities are also controlled by Wyndham.
(K) Represents Patriot's pro forma equity in losses of the non-controlled subsidiaries that own certain management-related assets acquired in the Arcadian acquisition. Subsidiaries of Wyndham own the controlling interest in these entities.
(L) Represents Patriot's pro forma equity in earnings of the non-controlled subsidiaries that own the management contracts and hotel management business acquired in the Summerfield acquisition. Subsidiaries of Wyndham own the controlling interest in these entities.
(M) Represents Patriot's pro forma equity in losses of the non-controlled subsidiaries that own the management contracts and hotel management business acquired in the Interstate merger. Subsidiaries of Wyndham own the controlling interest in these entities.
(N) Represents an adjustment for estimated state income tax liabilities.
(O) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions of approximately 11%.
(P) Represents the minority interest related to partnerships and limited liability companies that own certain of the hotels assuming such entities had been formed and the hotels owned by such entities had been acquired at January 1, 1998.
(Q) A reconciliation of net loss to common share holders is as follows:

                                                            Basic     Diluted
                                                           --------  ---------
      Net loss...........................................  $(14,175) $ (14,175)
      Preferred stock dividends..........................    (5,250)    (5,250)
      Adjustment for equity forwards (/1/)...............   (21,151)  (188,592)
                                                           --------  ---------
        Net loss to common shareholders..................  $(40,576) $(208,017)
                                                           ========  =========
      Weighted average number of paired shares and paired
       share equivalents outstanding:
          Basic..........................................   151,313    151,313
                                                           ========  =========
          Diluted........................................   151,313    151,313
                                                           ========  =========

--------
(1) The adjustment relates to the mark-to-market adjustment for the UBS and Nations forward equity contracts, which can be settled in cash or stock, at the Companies' option. At December 31, 1998, PaineWebber can be settled only in stock, on the guaranteed return portion as adjusted in the earnings per share calculation. There is no mark-to-market adjustment for PaineWebber which is accounted for by the Reverse Treasury Method.

                          WYNDHAM INTERNATIONAL, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1998
                                  (unaudited)
                 (in thousands, except for per share amounts)

                             Wyndham       Recent        Arcadian     Summerfield   Interstate     CHCI
                            Historical  Transactions    Acquisition   Acquisition     Merger      Merger
                               (A)           (B)            (C)           (D)           (E)         (F)        Other
                            ----------  ------------    -----------   -----------   ----------    -------     -------
Revenue:
 Hotel revenue............  $1,842,682    $51,770         $16,426       $53,746      $324,467     $58,785     $   --
 Racecourse facility
 revenue..................      51,259        --              --            --            --          --          --
 Management fee and
 service fee income.......      89,983     (1,833)            --          1,814        17,817         646         --
 Interest and other
 income...................      18,303        193             690           550         2,536       1,844         --
                            ----------    -------         -------       -------      --------     -------     -------
   Total revenue..........   2,002,227     50,130          17,116        56,110       344,820      61,275         --
                            ----------    -------         -------       -------      --------     -------     -------
Expenses:
 Hotel expenses...........   1,251,548     41,235          13,278        25,738       227,822      34,655         --
 Racecourse facility
 operations...............      43,198        --              --            --            --          --          --
 General and
 administrative...........      87,882        --              --          4,964        16,627         497         --
 Interest expense.........      35,690      2,872 (G)         --            --            --          678 (H)     --
 Cost of acquiring
 leaseholds and license
 agreements...............      52,721        --              --            --            --          --          --
 Loss on asset held for
 sale.....................      23,184        --              --            --            --          --          --
 Depreciation and
 amortization.............      69,375      1,758 (I)         118 (I)     1,649 (I)    11,323 (I)     619 (I)     --
 Lease payments...........     519,589      1,335 (J)       3,803 (J)    23,194 (J)    98,576 (J)  20,745 (J)     --
                            ----------    -------         -------       -------      --------     -------     -------
   Total expenses.........   2,083,187     47,200          17,199        55,545       354,348      57,194         --
                            ----------    -------         -------       -------      --------     -------     -------
Operating (loss) income...     (80,960)     2,930             (83)          565        (9,528)      4,081         --
 Equity in earnings of
 unconsolidated
 subsidiaries.............       3,134     (1,677) (K)        --            --            --          --          --
                            ----------    -------         -------       -------      --------     -------     -------
Income (loss) before
income tax provision and
minority interest.........     (77,826)     1,253             (83)          565        (9,528)      4,081         --
 Income tax provision.....     (14,381)       --              --            --            --          --       (8,626)(L)
                            ----------    -------         -------       -------      --------     -------     -------
Income (loss) before
minority interest.........     (92,207)     1,253             (83)          565        (9,528)      4,081      (8,626)
 Minority interest in
 Wyndham partnership......      12,750       (175)(M)          (5)(M)       --  (M)       --  (M)     (47)(M)     --
 Minority interest in
 consolidated
 subsidiaries.............     (31,705)    (6,155)(N)         128 (N)     6,293 (N)    (9,934)(N)     --          539 (O)
                            ----------    -------         -------       -------      --------     -------     -------
Income (loss) before
extraordinary item........    (111,162)    (5,077)             40         6,858       (19,462)     (4,034)     (8,087)
Extraordinary item, net of
applicable taxes..........      (1,257)       --              --            --            --          --        1,257
                            ----------    -------         -------       -------      --------     -------     -------
Net loss..................  $ (112,419)   $(5,077)        $    40       $ 6,858      $(19,462)    $(4,034)    $(6,830)
                            ==========    =======         =======       =======      ========     =======     =======
Basic earnings (loss) per
common share (P)..........  $    (0.83)
 Loss before extraordinary
 item (P).................       (0.01)
                            ----------
 Extraordinary loss.......  $    (0.84)
                            ==========
Diluted earnings (loss)
per common share (P)
 Loss before extraordinary
 item.....................  $    (0.83)
 Extraordinary loss.......       (0.01)
                            ----------
 Net loss per common
 share....................  $    (0.84)
                            ==========
                            Pro Forma
                              Total
                            -----------
Revenue:
 Hotel revenue............  $2,347,876
 Racecourse facility
 revenue..................      51,259
 Management fee and
 service fee income.......     108,427
 Interest and other
 income...................      24,116
                            -----------
   Total revenue..........   2,531,678
                            -----------
Expenses:
 Hotel expenses...........   1,594,276
 Racecourse facility
 operations...............      43,198
 General and
 administrative...........     109,970
 Interest expense.........      39,240
 Cost of acquiring
 leaseholds and license
 agreements...............      52,721
 Loss on asset held for
 sale.....................      23,184
 Depreciation and
 amortization.............      84,842
 Lease payments...........     667,242
                            -----------
   Total expenses.........   2,614,673
                            -----------
Operating (loss) income...     (82,995)
 Equity in earnings of
 unconsolidated
 subsidiaries.............       1,457
                            -----------
Income (loss) before
income tax provision and
minority interest.........     (81,538)
 Income tax provision.....     (23,007)
                            -----------
Income (loss) before
minority interest.........    (104,545)
 Minority interest in
 Wyndham partnership......      12,523
 Minority interest in
 consolidated
 subsidiaries.............     (40,834)
                            -----------
Income (loss) before
extraordinary item........    (132,856)
Extraordinary item, net of
applicable taxes..........         --
                            -----------
Net loss..................  $(132,856)
                            ===========
Basic earnings (loss) per
common share (P)..........  $    (0.90)
 Loss before extraordinary
 item (P).................         --
                            -----------
 Extraordinary loss.......  $    (0.90)
                            ===========
Diluted earnings (loss)
per common share (P)
 Loss before extraordinary
 item.....................  $    (0.90)
 Extraordinary loss.......         --
                            -----------
 Net loss per common
 share....................  $    (0.90)
                            ===========

                          See notes on following page

Notes to Pro Forma Condensed Consolidated Statement of Operations:

(A) Represents the historical results of operations of Wyndham for the twelve months ended December 31, 1998 as reported in the Companies' Annual Report of Form 10-K.
(B) Represents adjustments to Wyndham's results of operations assuming that Recent Transactions completed by the Companies during the twelve months ended December 31, 1998 had occurred as of January 1 1998.
(C) Represents adjustments to Wyndham's results of operations for the hotel leases and management contracts acquired as a result of the Arcadian acquisition assuming such leases and management contracts had been acquired as of January 1, 1998.
(D) Represents adjustments to Wyndham's results of operations for the hotel investments and management operations acquired by Wyndham as a result of the Summerfield acquisition assuming such investments had been acquired as of January 1, 1998.
(E) Represents adjustments to Wyndham's results of operations for the hotel leases and management contracts acquired as a result of the Interstate merger, assuming such leases and management contracts had been acquired as of January 1, 1998.
(F) Represents adjustments to Wyndham's results of operations for the hotel leases and management contracts acquired by Wyndham as a result of the CHCI merger assuming such leases and management contracts had been acquired as of January 1, 1998.
(G) Represents pro forma interest expense on debt and capital lease obligations related to the Condado Plaza Hotel, the El San Juan Hotel & Casino and the El Conquistador. As a result of the WHG Transactions, Wyndham acquired a controlling interest in the partnerships that own the El San Juan Hotel & Casino and the El Conquistador. As a result, the results of operations of these partnerships are included in Wyndham's consolidated operating results. These debt and capital lease obligations bear interest at rates ranging from LIBOR plus 0.9% (estimated as 6.589%) to 12.0% per annum.
(H) Represents pro forma interest expense on debt obligations assumed in connection with the CHCI merger.
(I) Represents the following adjustments to depreciation and amortization in accordance with Wyndham policy. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 30 to 40 years for buildings and improvements and 3 to 10 years for FF&E. Amortization of goodwill related to the acquisition of the management operations of entities acquired is computed using the straight-line method over estimated useful lives of 5 to 40 years. Amortization of management contracts tradenames and franchise costs is computed using the straight-line method over estimated useful lives ranging from 6 to 30.
(J) Represents pro forma lease payments from Wyndham to Patriot calculated based upon the historical operating results of the hotels for the twelve months ended December 31, 1998.
(K) Represents adjustment to eliminate Wyndham's equity in earnings of unconsolidated subsidiaries related to WHG. Subsequent to the WHG Transactions, these entities are consolidated with Wyndham.
(L) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma adjustments to the operating results for the twelve months ended December 31, 1998.
(M) Represents the adjustment to minority interest to reflect the estimated minority interest percentage in the Wyndham Partnership subsequent to the assumed transactions of approximately 12.2%.
(N) Represents adjustments for Patriot's minority interest in the non-controlled subsidiaries. These entities are controlled by Wyndham.
(O) Represents the elimination of minority interest from the historical financial statements of minority interests in WHG and CHCI.

(P) Wyndham is in a loss position for the twelve months ended December 31, 1998. Therefore basic and diluted earnings per share are identical since the securities which could have a dilutive impact on earnings per share are anti-dilutive.

      Net loss.....................................................  $(132,856)
      Preferred stock dividend.....................................     (2,706)
                                                                     ---------
        Net loss to common stockholders............................  $(135,562)
                                                                     =========
      Weighted average number of common shares outstanding:
        Basic......................................................    151,313
                                                                     =========
        Diluted....................................................    151,313
                                                                     =========